Exhibit 99.3

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed, Consolidated, and Combined Financial Information as of and for the Twelve Months Ended January 31, 2020.

The following unaudited pro forma condensed, consolidated, and combined financial statements of Science Applications International Corporation (“SAIC”) and the Unisys Federal operating unit (“Unisys Federal”) of Unisys Corporation (the “pro forma financial statements”) include an unaudited pro forma condensed, consolidated, and combined balance sheet (the “pro forma balance sheet”) as of January 31, 2020 and unaudited pro forma condensed, consolidated, and combined statement of income for the twelve months ended January 31, 2020 (the “pro forma statement of income”) after giving effect to the acquisition of substantially all the assets and liabilities of Unisys Federal by SAIC (the “Acquisition”).
The pro forma balance sheet as of January 31, 2020 has been presented as if the Acquisition had occurred on such date. The pro forma statement of income for the twelve months ended January 31, 2020 has been prepared as if the Acquisition had occurred on February 2, 2019, the beginning of the fiscal period. The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of income, expected to have a continuing impact on the results of operations of the combined business.
The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined SAIC and Unisys Federal business would have reported had the Acquisition been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of SAIC’s future consolidated results of operations or financial position.
The pro forma financial statements have been derived and should be read in conjunction with the accompanying notes to the pro forma financial statements included herein and the historical consolidated financial statements and related notes of each of SAIC and Unisys as of and for the applicable periods, which can be found, along with the annual, quarterly and current reports of each of SAIC and Unisys, on the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED BALANCE SHEET As of January 31, 2020

	Historical
	SAIC as of January 31, 2020	Unisys Federal as of December 31, 2019	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$188	$—	$(18)	4.A	$170
Receivables, net	1,099	77	(185)	4.B, 1	991
Contract assets	—	15	(15)	1	—
Prepaid expenses and other current assets	—	17	(17)	1	—
Inventories, net	84	—	4	1	88
Prepaid expenses	40	—	13	1	53
Other current assets	19	—	—		19
Total current assets	1,430	109	(218)		1,321
Goodwill	2,139	67	705	4.C	2,911
Intangible assets, net	711	—	420	4.D	1,131
Property, plant, and equipment, net	91	8	—		99
Operating lease right-of-use assets	190	56	—		246
Deferred income taxes	—	23	(23)	4.E	—
Other assets	150	3	6	4.F	159
Total assets	$4,711	$266	$890		$5,867
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$527	$45	$25	4.G	$597
Accrued payroll and other employee benefits	126	—	10	1	136
Short-term operating lease liabilities	—	36	(36)	1	—
Deferred revenue	—	42	(42)	1	—
Accrued vacation	118	—	7	1	125
Other accrued liabilities	287	21	61	1	369
Long-term debt, current portion	70	—	6	4.H, 3	76
Total current liabilities	1,128	144	31		1,303
Long-term debt, net of current portion	1,851	—	972	4.H, 3	2,823
Operating lease liabilities	172	28	—		200
Other long-term liabilities	133	—	—		133
Commitments and contingencies
Equity:
Common stock	—	—	—		—
Additional paid-in capital	983	—	—		983
Net parent investment	—	94	(94)	4.I	—
Retained earnings	506	—	(19)	4.J	487
Accumulated other comprehensive loss	(72)	—	—		(72)
Total common stockholders’ equity	1,417	94	(113)		1,398
Non-controlling interest	10	—	—		10
Total stockholders’ equity	1,427	94	(113)		1,408
Total liabilities and stockholders’ equity	$4,711	$266	$890		$5,867

See accompanying notes to unaudited pro forma condensed, consolidated, and combined financial information.

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED STATEMENT OF INCOME For the Twelve Months Ended January 31, 2020

	Historical
	SAIC for the Twelve Months Ended January 31, 2020	Unisys Federal for the Twelve Months Ended December 31, 2019	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(in millions, except per share amounts)
Revenues	$6,379	$726	$—		$7,105
Cost of revenues	5,673	601	2	5.A	6,276
Selling, general and administrative expenses	288	56	66	5.B, 1	410
Acquisition and integration costs	48	—	(2)	5.C	46
Research and development expenses	—	3	(3)	1	—
Operating income	370	66	(63)		373
Interest expense	90	—	44	5.D	134
Other (income) expense, net	(6)	—	3	5.E	(3)
Income before income taxes	286	66	(110)		242
Provision for income taxes	(57)	(17)	28	5.F	(46)
Net income	$229	$49	$(82)		$196
Net income attributable to non-controlling interest	3	—	—		3
Net income attributable to common stockholders	$226	$49	$(82)		$193
Earnings per share:
Basic	$3.87				$3.30
Diluted	$3.83				$3.27
Weighted-average number of shares outstanding:
Basic shares	58.4				58.4
Diluted shares	59.0				59.0

See accompanying notes to unaudited pro forma condensed, consolidated, and combined financial information.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation
The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma balance sheet and pro forma statement of income of SAIC based upon the historical financial statements of SAIC and Unisys Federal after giving effect to the Acquisition and are intended to reflect the impact of the Acquisition on SAIC’s financial statements. The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of income, expected to have a continuing impact on the results of operations of the combined business. The pro forma balance sheet as of January 31, 2020 has been presented as if the Acquisition had occurred on such date. The pro forma statement of income for the twelve months ended January 31, 2020 has been prepared as if the Acquisition had occurred on February 2, 2019.
SAIC and Unisys Federal have different fiscal year ends. SAIC utilizes a 52/53 week fiscal year ending on the Friday closest to January 31, with fiscal quarters typically consisting of 13 weeks. SAIC’s fiscal year 2020 began on February 2, 2019 and ended on January 31, 2020. Unisys Federal’s fiscal year begins on January 1 and ends on December 31 each year. The pro forma balance sheet and pro forma statement of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X. Due to different fiscal period ends, the pro forma statement of income for the twelve months ended January 31, 2020 combines the historical results of SAIC for the twelve months ended January 31, 2020 and the historical results of Unisys Federal for the twelve months ended December 31, 2019, giving effect to the Acquisition as if it had been consummated on February 2, 2019. The pro forma balance sheet combines the historical balance sheet of SAIC as of January 31, 2020 and the historical balance sheet of Unisys Federal as of December 31, 2019, giving effect to the Acquisition as if it had been consummated on January 31, 2020.
The historical results of Unisys Federal include allocations of general corporate functions of Unisys Corporation, such as executive management, human resources, finance, marketing, and legal. These expenses have been allocated on a basis using either specific identification, such as direct usage or headcount when identifiable, or proportional allocations determined with reference to time incurred, relative to revenues, or other reasonable methods of allocation. SAIC will provide all of these functions previously provided by Unisys Corporation following the Acquisition. The pro forma statement of income does not reflect all of the costs of operating as a standalone company and operating synergies created by the Acquisition. Only costs that management determined to be factually supportable and recurring are included as pro forma adjustments. Refer to Note 5.A and 5.B for further details.
The pro forma financial statements were prepared using the acquisition method of accounting with SAIC considered the accounting acquirer of Unisys Federal. Under the acquisition method of accounting the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the acquisition date, with any excess purchase price allocated to goodwill. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the tangible and intangible assets acquired and liabilities assumed from the Acquisition. These potential changes could be material.
Certain changes to line item descriptions, groupings, and other reclassifications were made to Unisys Federal’s financial statements to conform to SAIC’s financial statement presentation and accounting policies. The reclassification adjustments related to the balance sheet of Unisys Federal (to conform to SAIC presentation) include the following:

(i)	reclassification of $15 million of Contract assets to Receivables, net;

(ii)	reclassification of $17 million of Prepaid expense and other current assets to Prepaid expenses of $13 million and Inventories, net of $4 million;

(iii)	reclassification of $36 million of Short-term operating lease liabilities to Other accrued liabilities;

(iv)	reclassification of $42 million of Deferred revenue to Other accrued liabilities; and

(v)	reclassification of $17 million of Other accrued liabilities to Accrued payroll and other employee benefits of $10 million and Accrued vacation of $7 million.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

The reclassification adjustments related to the statement of income of Unisys Federal (to conform to SAIC presentation) include the following:

(i)	reclassification of $3 million of Research and development expenses to Selling, general and administrative expenses.
At the time of preparing the pro forma financial statements, the Company is not aware of any other accounting policy differences requiring adjustment that would have a material impact. SAIC management’s assessment of Unisys Federal’s accounting policies is ongoing, and, upon completion, further differences may be identified that could have a material impact on the pro forma financial statements.
Note 2—Purchase Price Allocation
The pro forma balance sheet has been adjusted to reflect the allocation of the preliminary purchase price to the identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The preliminary purchase price of $1,196 million was allocated to assets acquired and liabilities assumed based on the historical audited Unisys Federal Consolidated Balance Sheet at December 31, 2019 as follows:

(in millions)
Cash and cash equivalents	—
Receivables, net	92
Inventories, net	4
Prepaid expenses	13
Other current assets	—
Intangible assets, net (i)	420
Property, plant, and equipment, net	8
Operating lease right of use assets	56
Other long-term assets	3
Goodwill	772
Total assets acquired	1,368
Accounts payable	45
Accrued vacation	7
Other accrued liabilities	82
Accrued payroll and other employee benefits	10
Long-term debt, net of current portion	—
Operating lease liabilities	28
Other long-term liabilities	—
Total liabilities assumed	172
Net assets acquired	1,196
For the purposes of the preliminary purchase price allocation, the reported values of the assets acquired and liabilities assumed as of December 31, 2019, approximate their fair value, except for the intangible assets acquired. The Company’s preliminary valuation of the fair values of assets acquired and liabilities assumed is based on preliminary estimates and assumptions and is subject to change materially upon the finalized valuation.

(i)
The identifiable intangible assets acquired in the Acquisition consist of backlog, customer relationships, and developed technology with estimated useful lives of 1, 14, and 9 years, respectively. The estimated fair values of these identifiable intangible assets are $60 million, $300 million, and $60 million, respectively. The preliminary estimated fair value of $420 million was determined by utilizing company-specific information made available by Unisys Federal, relevant industry benchmarks, and comparable market transactions. The final valuation may be

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

materially different and may result in the identification of additional intangible assets as additional information becomes available and certain valuation analyses are completed.
Refer to Note 4 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.
Note 3—Financing Adjustments
Contemporaneously with the closing of the Acquisition, SAIC amended its Third Amended & Restated Credit Agreement to add a new seven-year senior secured $600 million incremental term loan facility (the “Term Loan B2”). The Term Loan B2 will bear interest at a variable rate of interest based on LIBOR or a base rate, plus an applicable margin of 2.25% for LIBOR loans and 1.25% for base rate loans. SAIC also incurred indebtedness of $400 million of 4.875% Senior Notes due in 2028 (the “Notes”) through a private offering. SAIC used the net proceeds from borrowings under its credit facility, offering of notes, proceeds from the sale of receivables under our receivable factoring facility, and cash on its balance sheet to finance the acquisition and pay related fees and expenses.
Long-term debt, current portion was adjusted as follows:

As of January 31, 2020
(in millions)
To record the current portion of Term Loan B2	6
Total long-term debt, current portion adjustments	$6
Long-term debt, net of current portion was adjusted as follows:

As of January 31, 2020
(in millions)
To record the Term Loan B2 (i)	578
To record the Notes (ii)	394
Total long-term debt, net of current portion, adjustments	$972

(i)	Represents the long-term borrowings, net of $6 million of the current portion and $16 million of debt issuance costs.

(ii)	Represents the long-term borrowings, net of $6 million of debt issuance costs.
Note 4—Pro Forma Adjustments - Balance Sheet
The pro forma adjustments included in the pro forma balance sheet as of January 31, 2020 are as follows (in millions):

A)	Cash and cash equivalents were adjusted as follows:

To record the net proceeds from issuance of the Term Loan B2 and the Notes	978
To record the cash proceeds from sale of receivables under the Master Accounts Receivable Purchase Agreement	200
To record the cash consideration paid to acquire Unisys Federal	(1,196)
Total cash and cash equivalents adjustments	$(18)

B)	Receivables, net were adjusted as follows:

To reclassify Unisys Federal Contract assets to conform to SAIC presentation (see Note 1)	15
To record the non-recourse sale of eligible receivables through the Master Accounts Receivable Purchase Agreement	(200)
Total receivables, net adjustments	$(185)

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

C) Goodwill was adjusted as follows:

To remove Unisys Federal historical goodwill	(67)
To record goodwill recognized as a result of the Acquisition (see Note 2)	772
Total goodwill adjustments	$705
D) Intangible assets, net were adjusted as follows:

To record intangible assets acquired in the Acquisition (see Note 2)	420
Total intangible assets, net adjustments	$420
E) Deferred income taxes were adjusted as follows:

To remove historical Unisys Federal deferred tax assets and liabilities as a result of the Acquisition	(23)
Total deferred income taxes adjustments	$(23)
F) Other assets were adjusted as follows:

To record deferred tax assets for transaction costs accrued in connection with the Acquisition (i)	6
Total other assets adjustments	$6

(i)
Reflects a combined federal and state statutory rate of approximately 25.8% for the twelve months ended January 31, 2020 multiplied by the book and tax basis difference. SAIC presents deferred tax assets within Other assets.

G) Accounts payable was adjusted as follows:

To record transaction costs in connection with the Acquisition (i)	25
Total accounts payable adjustments	$25

(i)
Reflects financial advisory fees, legal fees, accounting fees, and insurance policy fees not yet recognized in the historical financial statements. These transaction costs have been excluded from the pro forma statement of income as they reflect charges directly attributable to the Acquisition that will not have an ongoing impact on the combined company.

H) Long-term debt, current portion and long-term debt, net of current portion were adjusted as described in Note 3.
I) Net parent investment was adjusted to remove the Unisys Federal historical balance of $94 million.
J) Retained earnings was adjusted as follows:

To recognize transaction costs accrued in connection with the Acquisition, net of tax effects	19
Total retained earnings adjustments	$19

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Note 5—Pro Forma Adjustments - Statement of Income
The pro forma adjustments included in the pro forma statement of income are as follows (in millions):
A) Cost of revenues were adjusted as follows:

Twelve Months Ended January 31, 2020
To remove certain corporate allocations for Unisys Corporation allocated to Unisys Federal (i)	(5)
To reflect additional costs incurred on technology licenses upon separation from Unisys Corporation (ii)	7
Total cost of revenue adjustments	$2

(i)	Certain corporate allocations of costs will not have a continuing effect on the combined business.

(ii)
Separated from Unisys Corporation, Unisys Federal will incur incremental costs compared to costs historically allocated by Unisys Corporation. Upon Unisys Federal separating from Unisys Corporation, the discount on certain technology licenses will decrease, resulting in additional cost of revenues of $7 million.

B) Selling, general and administrative expenses were adjusted as follows:

Twelve Months Ended January 31, 2020
To record amortization of intangible assets acquired as a result of the Acquisition (i)	88
To remove historical nonrecurring Unisys Federal transaction costs directly associated with the Acquisition	(1)
To reclassify Unisys Federal Research and development to conform to SAIC presentation (see Note 1)	3
To remove corporate allocations for Unisys Corporation allocated to Unisys Federal (ii)	(24)
Total selling, general and administrative expense adjustments	$66

(i)
The estimated amortization expense was computed using the straight-line method and the estimated useful lives for the three intangible assets, as described further in Note 2. An increase or decrease of 10% in the estimated fair value allocated to the intangible assets would result in an increase or decrease in the twelve-month pro forma amortization expense of $9 million. An increase in the estimated useful life of each of the intangible assets of one year would result in a decrease in the twelve-month pro forma amortization expense of $32 million, while a decrease in the estimated useful life of each of the intangible assets of one year would result in an increase in the twelve-month pro forma amortization expense of $3 million.

(ii)
Certain corporate allocations of costs will not have a continuing effect on the combined business. These cost allocations primarily relate to Unisys Corporation’s headquarters, executive compensation, corporate marketing, and corporate human resources, which are not conveying to SAIC as part of the Acquisition.

C) Acquisition and integration costs were adjusted by $2 million for the twelve months ended January 31, 2020. This adjustment removes historical nonrecurring SAIC transaction costs directly associated with the Acquisition.
D) Interest expense was adjusted as follows:

Twelve Months Ended January 31, 2020
To record interest expense on the Term Loan B2 (i)	21
To record interest expense on the Notes (ii)	20
To record incremental interest expense on SAIC’s existing Term Loan A and Term Loan B (iii)	3
Total interest expense adjustments	$44

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

(i)
Interest expense for the twelve months ended January 31, 2020 is based on the 1-month LIBOR of 0.86% as of April 7, 2020 plus the applicable margin of 2.25%. For each 0.125% change in the interest rate for the Term Loan B2, interest expense would increase or decrease by approximately $1 million for the twelve months ended January 31, 2020.

(ii)	Interest expense for the twelve months ended January 31, 2020 is based on the fixed rate of 4.875%.

(iii)
Incremental interest expense on SAIC’s existing Term Loan A was $2 million for the twelve months ended January 31, 2020. This increase was based on an increase in the applicable Leverage Ratio (as defined in the Third Amended and Restated Credit Agreement) as a result of additional indebtedness incurred in connection with the Acquisition. Incremental interest expense on SAIC’s existing Term Loan B was $1 million for the twelve months ended January 31, 2020. This increase was based on an increase in the applicable margin for the Term Loan B from 1.75% to 1.875% for LIBOR loans (as defined in the Second Amendment to the Third Amended and Restated Credit Agreement).

E) Other (income) expense, net was adjusted by $3 million for the twelve months ended January 31, 2020. This adjustment represents the loss on non-recourse sale of eligible receivables through the Master Accounts Receivables Purchase Agreement.
F) Provision for income taxes was adjusted by $28 million for the twelve months ended January 31, 2020. This adjustment represents the income tax impact of the pro forma adjustments, using the blended federal and state statutory tax rate of approximately 25.8% for the twelve months ended January 31, 2020. This does not represent SAIC’s effective tax rate, which will include other taxes and benefits, and does not take into account any historical or possible future tax events that may impact SAIC resulting from the Acquisition.